UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
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Hawaiian Electric Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2014

Dear Fellow Shareholder:

You should have recently received a proxy statement and voting materials (or a notice providing information regarding how to access the proxy statement and voting materials) for the 2014 Hawaiian Electric Industries (HEI) Annual Meeting of Shareholders to be held May 7, 2014.

Your vote is very important to us.  If you have not already voted your shares, please do so at your earliest convenience. Please refer to the proxy statement for information on each of the matters that shareholders are being asked to vote on.

Whether or not you attend the meeting in person, and no matter how many shares you own, it is important that your views be represented. You may vote your shares by signing and returning the enclosed proxy card or by using telephone or internet voting. Instructions on how to vote are provided on your proxy card.

We hope to see you at the meeting. Thank you for your continued support and ownership of HEI.

Sincerely,

Chester A. Richardson Executive Vice President, General Counsel, Secretary and Chief Administrative Officer